ANNEX C
                              FORM OF AFFILIATE LETTER

                                                              [DATE]

Ladies and Gentlemen:

         The Undersigned has been advised that as of the date of this letter, the undersigned (the "Undersigned") may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of October ___, 1998 (the "Agreement") among Parent, Merger Sub and the Company, the Merger will occur pursuant to which the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation, and as a result thereof the successor to the Company will become a wholly owned subsidiary of Parent and shares of Company Common Stock will be converted into the right to receive, subject to the terms and conditions set forth in the Agreement, shares of Parent Common Stock and/or cash.

         Any capitalized term used but not defined herein shall have the meaning set forth in the Agreement.

         The Undersigned represents, warrants and covenants to you that as of the date the Undersigned receives any shares of Parent Common Stock as a result of the Merger:
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                 A.The Undersigned  shall  not make any  sale,  transfer  or other disposition of such shares of Parent Common Stock in violation of the Act or the Rules and Regulations.

                 B.The Undersigned  has  carefully  read this letter and the
                   Agreement and discussed the requirements of such documents and other applicable limitations upon the
                   Undersigned's   ability  to  transfer  or   otherwise
                   dispose of such shares of Parent Common Stock to the extent the Undersigned has felt necessary with its counsel or counsel for the Company.

                C.The Undersigned  has been  advised  that the  issuance of such shares of Parent Common Stock to the Undersigned pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the Undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of the Company, the Undersigned may be deemed to have been an affiliate of the Company and the  distribution  by
                  the  Undersigned of shares of Parent Common Stock has
                  not been  registered  under the Act, the  Undersigned
                  may not sell, transfer or otherwise dispose of such shares of Parent Common Stock issued to it in the
                  Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or under other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of
                  counsel  reasonably   acceptable  to  Parent,  or  as
                  provided in a "no action" letter obtained by the Undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                D.The Undersigned  understands  that  Parent  is  under  no obligation to register the resale, transfer or other disposition of such shares of Parent Common Stock by the Undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                E.The Undersigned also understands that unless the transfer by the Undersigned of its shares of Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 or another applicable exemption from the registration requirements under the Act, Parent reserves the right to put the following legend on the certificates issued to the Undersigned's transferee:

                 "THE SHARES
                  REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF
                                            2
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                  1933 APPLIES. THE SHARES MAY NOT BE
                  SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legend set forth in paragraph E above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legend shall be removed if Parent receives from the Undersigned either an opinion of counsel (which opinion of counsel must be reasonably satisfactory to Parent) or a "no action" letter obtained by the Undersigned from the staff of the Commission, in either case to the effect that the restrictions imposed by Rule 145 under the Act no longer apply.

         Execution of this letter should not be considered an admission on the Undersigned's part that the Undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the Undersigned may have to object to any claim that it is such an affiliate on or after the date of this letter.

                                                     Very truly yours,